UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
  Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 6, 2017

AMERICAN PARAMOUNT GOLD CORP.
  (Exact name of registrant as specified in its charter)

Nevada	333-138148	20-5243308
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

1878 Camino Verde Lane, Las Vegas, NV		89119
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (855) 462-8882

N/A
  (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 [  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

The Company today announced a non-brokered private placement offering (the "Offering") of up to 1,000,000 units ("Units") at a price of $0.10 per Unit for gross proceeds of up to $100,000. Each Unit will be comprised of one common share of the Company (a "Share") and one Share purchase warrant. Each warrant (a "Warrant") will entitle the holder to purchase one Share at a price of $0.35 per Share for a period of 12 months from the date the Warrant is issued. The Warrants will be callable, at the option of the Company, at any time after four months following their issuance, in the event that the closing price of the Shares is at or above $0.50 per Share for any five out of 10 consecutive trading days.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN PARAMOUNT GOLD CORP.

/s/ Ronald Loudoun
Ronald Loudoun
President, CEO and Director

November 6, 2017

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